                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 2 to the
Registration Statement on Form SB-2 of American Radio Empire, Inc. of our report dated February 19, 2004 relating to the financial statements of American Radio
Empire, Inc., which appears in this Amendment No. 2 to Form SB-2.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas
November 10, 2004